Exhibit 21.1

Name	Ownership
MICT. Inc.	A Delaware corporation- (MICT)
MICT Telematics ltd	100% owned by MICT inc
MICT Management ltd	100% owned by MICT Telematics ltd
MICRONET ltd	36.81% owned by MICT Telematics ltd
MICRONET INC	100% owned by MICRONET ltd
GFH Intermediate Holdings Ltd.	100% owned by MICT. Inc.
BI Intermediate (Hong Kong) Limited	100% owned by GFH Intermediate Holdings Ltd.
Magpie Securities Limited	100% owned by BI Intermediate (Hong Kong) Limited
Magpie Securities (Singapore) PTE. Ltd.	100% owned by BI Intermediate (Hong Kong) Limited
Beijing Magpie Communication Consulting Service Co. Ltd.	100% owned by Magpie Securities Limited
Shenzhen Magpie Information Consulting Technology Co., Ltd.	100% owned by BI Intermediate (Hong Kong) Limited
Bokefa Petroleum and Gas Co. Ltd.	100% owned by BI Intermediate (Hong Kong) Limited
Shanghai Zhengzhong Energy Technology Co., Ltd.	100% owned by Bokefa Petroleum and Gas Co. Ltd.
Tianjin Bokefa Technology Co., Ltd.	100% owned by Bokefa Petroleum and Gas Co. Ltd.
Beijing Fucheng Lianbao Technology Co., Ltd.	24% owned by Tianjin Bokefa Technology Co., Ltd. (76% VIE)
Beijing Yibao Technology Co., Ltd.	100% owned by Beijing Fucheng Lianbao Technology Co., Ltd.
Beijing Fucheng Insurance Brokerage Co., Ltd	100% owned by Beijing Yibao Technology Co., Ltd.
Guangxi Zhongtong Insurance Agency Co., Ltd.	60% owned by Beijing Yibao Technology Co., Ltd.
Beijing Fucheng ProspectTechnology Co., Ltd	100% owned by Beijing Fucheng Lianbao Technology Co., Ltd.
All-weather Insurance Agency Co., Ltd.	100% VIE structure on July 1, 2021
Beijing All-weather Insurance Evaluation Co. Ltd.	99.5833% owned by All-weather Insurance Agency Co., Ltd.